Exhibit 99.3

CONSENT OF EVERCORE GROUP L.L.C.

February 14, 2019

The Independent Directors

First Data Corporation

225 Liberty Street, 29th Floor

New York, NY 10281

Independent Directors:

We hereby consent to the inclusion of our opinion letter, dated January 16, 2019, to the Independent Directors of the Board of Directors of First Data Corporation (the “Company”) as Annex G to, and reference thereto under the captions “Summary–Opinion of First Data Independent Directors’ Financial Advisor,” “Risk Factors–Risk Factors Relating to the Merger,” “The Merger–Recommendation of the First Data Board; First Data’s Reasons for the Merger,” “The Merger–Opinion of First Data Independent Directors’ Financial Advisor” and “The Merger–Certain Unaudited Prospective Financial Information” in, the joint proxy and consent solicitation statement/prospectus included in the Registration Statement on Form S-4 filed by Fiserv, Inc. (“Fiserv”) with the U.S. Securities and Exchange Commission on February 14, 2019, (the “Registration Statement”) and relating to the proposed merger involving Fiserv and the Company. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), joint proxy statement/prospectus or any other document, except with our prior written consent. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours, EVERCORE GROUP L.L.C.

By: /s/ Jane Gladstone